United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 8, 2014 (Date of earliest event reported: April 1, 2014)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.04         TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The failure of Xhibit Corp. ("Xhibit" or the "Registrant,") to timely file its Form 10-K for the period ending December 31, 2013 by its extended due date of April 1, 2014, constitutes a breach of certain covenants resulting in defaults under both its senior and junior loan facilities.
Xhibit obtained a waiver of default from JPMorgan Chase Bank, N.A. (the "Bank") for the breach of certain covenants under the Amended and Restated Credit Agreement dated as of September 18, 2013 between the Bank and SkyMall, LLC ("SkyMall"), as amended, and the related documents and instruments executed in connection therewith, as amended (collectively, the "Senior Facility"). The waiver of default under the Senior Facility, dated April 2, 2014, provides for a forbearance period through April 30, 2014 (the "Forbearance Period"), subject to (i) Xhibit filing its late Form 10-K during the Forbearance Period, (ii) no other default under the Senior Facility occurring during the Forbearance Period, and (iii) SkyMall obtaining a waiver (which has already been obtained) of the default occurring under the Junior Facility (as defined below). In the absence of this waiver, the default under the Senior Facility would have resulted in: (i) the loan becoming immediately due without notice at the Bank's option; (ii) the Bank can elect any remedy available under any loan document (including the various collateral agreements) or law; (iii) SkyMall is responsible for all of the Bank's expenses related to the default; and (iv) the Bank can set off any security interest in any of the deposits that it holds of the borrower or any guarantor (including us). As a result of the default, the interest rate on the Senior Facility increases by 3% regardless of whether the Bank accelerates the note. As of April 4, 2014, Xhibit has $5,335,232 outstanding under the $7.65 million Senior Facility.

Xhibit also obtained a waiver of default from SMXE Lending, LLC ("SMXE") for the breach of certain covenants under the Credit Agreement dated as of September 18, 2013 between SMXE and SkyMall, as amended, and the related documents and instruments executed in connection therewith, as amended (collectively, the "Junior Facility"). The waiver of default under the Junior Facility, dated April 2, 2014, provides for a forbearance period through the Forbearance Period, subject to (i) Xhibit filing its late Form 10-K during the Forbearance Period, and (ii) no other default under the Junior Facility occurring during the Forbearance Period. The rights of SMXE as a result of the defaults are substantially the same as those of the Bank, except as noted below and that the rights of SMXE are subordinated to the Bank as set forth in the Intercreditor Agreement. As a result of the default, the interest rate on the Junior Facility increases by only 2% regardless of whether SMXE accelerates the note. Under the Junior Facility, SMXE has additional collateral rights beyond the Bank with respect to certain of the Company's real estate and intellectual property rights that could be exercised in absence of a waiver. The stated principal on the Junior Facility is $4.5 million (after a reduction made earlier this year).
As a result of amendments effective as of December 31, 2013, the maturity date of the Senior Facility is June 30, 2015 and the maturity date of the Junior Facility is September 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2014	Xhibit Corp., a Nevada corporation

	By:	/s/ Scott Wiley
Scott Wiley, CFO